EXHIBIT 10.4

LUBRICANTS & DRILLING FLUIDS
TERMINAL SERVICES AGREEMENT

     THIS LUBRICANTS & DRILLING FLUIDS TERMINAL SERVICES AGREEMENT (hereinafter referred to as “Agreement”) is effective as of December 23, 2003 (the “Effective Date”), by and between MIDSTREAM FUEL SERVICE LLC, a Delaware Limited Liability Corporation (hereinafter referred to as “Operator”), and MARTIN OPERATING PARTNERS L.P., an Alabama Limited Liability Company (hereinafter referred to as “Customer”).

WITNESSETH:

     WHEREAS, the Operator operates several marine terminal facilities (“Terminals”) which are identified in Attachment A; and

     WHEREAS, the Customer is in the lube oil, grease and other products (“Product”) distribution & third party owned drilling fluids handling (“Drilling Fluids”) business; and

     WHEREAS, it is the desire of the Operator and the Customer that the Operator provide unloading, handling, storage, out-loading and other terminal services with respect to the Customer’s Product and Drilling Fluids at the Terminals, all on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Operator and the Customer agree that the Operator shall provide the hereinafter described terminal services with respect to the Customer’s Product and Drilling Fluids at the Terminals, on the terms and conditions provided herein:

1.	Term of Agreement. The term of this Agreement shall begin on the Effective Date and shall end on December 31, 2004 and shall continue Year to Year thereafter, unless terminated by either party with at least sixty (60) days written notice prior to the end of any term.

2.	Operator’s Duties. In consideration of the compensation provided in Section 3 hereof, the Operator shall provide the following services (“Terminal Services’) to the Customer at the Terminals:

(a)	Unloading, Handling and Storage Services. The Customer shall deliver Product to the Terminals either by marine vessel or by truck. The Operator shall unload the Customer’s Product and Drilling Fluids from such marine vessels or trucks in accordance with prevailing industry standards relating to the handling of lube oils, greases and other products and drilling fluids. As required, the Operator shall transfer the Product to, and store the Product in, any or all of the storage tanks listed in Attachment B (“Storage Tanks”), or in available Warehouse Space all of which are located at the Terminals.

Said Tanks shall be available for the use of Customer.

(b)	Out-Loading Services. The Customer’s Product and Drilling Fluids may be removed from the Terminals by marine vessel or by truck. The Operator shall provide all out-loading services necessary to permit the Customer to transfer Product from the Storage Tanks or Warehouses to the Customer’s designated marine vessels or trucks for removal from the Terminals.

(c)	Inventory Services. The Operator shall provide to the Customer inventory reports of Customer’s Product, containing reports as to receipts and withdrawals of Customer Product, and the balance on hand of the Product.

3.	Operator’s Compensation. For the Terminal Services performed hereunder, the Operator shall receive the following compensation from the Customer:

(a)	Handling Fee. The Customer shall compensate the Operator for the Terminal Services provided hereunder, in the form of a “Handling Fee” equal to $____ per gallon for Product out-loaded from the Terminals and __% of all Drilling Fluids Commission Earned by Customer during a calendar month. The Customer shall have a Minimum Annual Total Handling (“Minimum”) quantity of ____ gallons of Product and $____ of Drilling Fluid commission from all Terminals combined for which they shall pay the Operator this Handling Fee. Should Customer not meet or exceed this Minimum then Customer shall compensate Operator for this shortfall at the same $___ per gallon rate for Product out-loadings and same __% of Drilling Fluids Commission earned. The invoicing for the Minimum shortfall (if required) will occur on the first invoice generated immediately following each calendar year. Should this Agreement be terminated prior to the end of any calendar year, the Minimum shortfall, if any, shall be determined based on a prorated allocation of the Minimum. The Handling Fee shall remain as stated above until the first anniversary of the Effective Date. Thereafter, the Handling Fee, shall be adjusted annually (both upward and downward as hereinafter provided) by a factor equal to the increase or decrease, as the case may be, in the Consumer Price Index (as defined below). The

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adjustment shall be calculated as follows: the Handling Fee in effect shall be multiplied by a factor equal to the amount of the increase or decrease, as the case may be, in the Consumer Price Index for the immediately preceding month of November, over the Consumer Price Index for November of the preceding year. For purposes hereof, the term “Consumer Price Index” shall mean the “Consumer Price Index for Urban Wage Earners and Clerical Workers (1967=100)” specified for “All Items. United States” compiled by the Bureau of Labor Statistics of the United States Department of Labor (the “Index”). In event the Index shall be converted to a different standard reference base or otherwise revised, the determination of the percentage change shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then as shall be reasonably determined by the parties.

(b)	Miscellaneous Fees. The Customer shall reimburse the Operator for any and all taxes, dockage or wharfage fees, product testing charges, barge or tug charges, or any other charges which may be levied against Operator having to do with handling and or custody of Customer’s Product or Drilling Fluids.

(c)	Payment Terms. Payment of these Fees from the Customer to the Operator shall be net 30 days from the date of the invoice.

4.	Title to Product. Title to all of the Customer’s Product received, stored and handled by the Operator at the Terminals shall remain at all times in the name of the Customer. The Customer agrees not to deliver for storage at the Terminals any Product which may not be lawfully stored on the premises of the Terminals or any Product injurious to the premises or facilities, or which would render the facilities unfit, after cleaning, for the proper storage of similar product, or Products.

5.	Assignment. Neither party shall assign this Agreement without the express written consent of the other party.

6.	Facility, Tank and Equipment Condition. The Operator shall, at its sole cost and expense, provide and maintain all handling and storage equipment and facilities necessary to the performance of its services expressed hereunder, including without limitation the storage tanks, in compliance with prevailing industry standards and all applicable Laws (as defined below) as they may exist from time to time.

7.	Customers Compliance with Laws. In the conduct of its business in the premises of the Terminals, the Customer shall comply in all material respects

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with all federal, state and local laws, ordinances, decrees, orders, regulations, permits or other requirements having the force of law (hereinafter, the “Laws”).

8.	Entire Agreement. This Agreement shall constitute the entire agreement concerning the subject hereof between the parties superseding all previous agreements, negotiations and representations made prior or contemporaneous to the date hereof. This Agreement shall be modified or amended only by written agreement executed by both parties hereto.

9.	Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

EXECUTED as of the date first set forth above.

MIDSTREAM FUEL SERVICE LLC

By: Martin Resource Management Corporation, Its Sole Member

By:	/s/ ROBERT D. BONDURANT

Name:	Robert D. Bondurant

Title:	Executive Vice President and Chief Financial Officer

MARTIN OPERATING PARTNERS, LP

By: Martin Operating GP LLC, Its General Partner

By:	Martin Midstream Partners L.P., Its Sole Member

By:	Martin Midstream GP LLC, Its General Partner

By:	/s/ ROBERT D. BONDURANT

Name:	Robert D. Bondurant

Title:	Executive Vice President and Chief Financial Officer

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Attachment A
LUBRICANTS & DRILLING FLUIDS
Terminal Services Agreement
Marine Terminal Facilities (Terminals)

1.	Venice, LA
2.	Amelia, LA
3.	Berwick, LA
4.	Intracoastal City, LA
5.	Cameron (East), LA
6.	Cameron (West), LA
7.	Sabine Pass, TX
8.	Galveston, TX
9.	Kirby Facility in Channelview, TX
10.	Freeport, TX (Tesoro)
11.	Port O’Connor, TX
12.	Aransas Pass, TX (Harbor Island)

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Attachment B
LUBRICANTS & DRILLING FLUIDS
Terminal Services Agreement
Storage Tank List

LOUISIANA FACILITIES

Tank	Tank	Height	Diameter	Calculated	Nominal	Stored	Construction
No.	Age	(feet)	(feet)	Vol.(gal)	Vol. (gal)	Materials	Materials

AMELIA
4	1982	13	8	4,888	5,000	Lube Oil	Welded Steel
5	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
6	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
7	1988	15	12	12,691	12,600	Lube Oil	Welded Steel
8	1988	15	12	12,691	12,600	Lube Oil	Welded Steel
9	1988	15	12	12,691	12,600	Lube Oil	Welded Steel
10	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
11	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
12	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
13	1988	18	8	6,769	6,000	Lube Oil	Welded Steel
14	1988	18	9	6,013	8,000	Lube Oil	Welded Steel
15	1988	18	9	6,013	8,000	Lube Oil	Welded Steel
16	1988	18	9	6,013	8,000	Lube Oil	Welded Steel
17	1988	18	9	8,567	8,000	Lube Oil	Welded Steel
18	1998	12	6	2,538	3,000	Lube Oil	Welded Steel
BERWICK
3	2002	5	3.5	360	350	Used Oil
4	2002	6	4	564	594	Lube Oil
CAMERON EAST
3	1982	12	15	12,500	12,500	Lube Oil	Welded Steel
6	1985	15	10	8,812	8,800	Lube Oil	Welded Steel
7	1985	15	10	8,812	8,800	Lube Oil	Welded Steel
CAMERON WEST
INTRACOASTAL CITY
9	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
10	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
11	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
12	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
13	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
14	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
15	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
16	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
17	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
18	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
19	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
20	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
21	1969	10	9	6,732	6,000	Lube Oil	Welded Steel
VENICE

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Attachment B
LUBRICANTS & DRILLING FLUIDS
Terminal Services Agreement
Storage Tank List

TEXAS FACILITIES

FREEPORT #1
FREEPORT OOS
GALVESTON #1
1	1982	18	10.5	11,653	12,000	Lube Oil	V - Welded Steel
2	1982	18	10.5	11,653	12,000	Lube Oil	V - Welded Steel
3	1982	18	10.5	11,653	12,000	Lube Oil	V - Welded Steel
4	1987	10	12	8,455	8,800	Lube Oil	V - Welded Steel
GALVESTON #1 CONTINUED
5	1987	10	12	8,455	8,800	Lube Oil	V - Welded Steel
6	1987	21	8	7,896	8,000	Lube Oil	H - Welded Steel
7	1987	21	8	7,896	8,000	Lube Oil	H - Welded Steel
8	1999	15	10	8,000	8,800	Lube Oil	V - Welded Steel
9	1999	15	10	8,000	8,800	Lube Oil	V - Welded Steel
10	1999	15	10	8,000	8,800	Lube Oil	V - Welded Steel
HARBOR ISLAND
3	1976	16	7	4,603	4,500	Lube Oil	V - Welded Steel
4	1995	14	10	8,221	8,000	Lube Oil	H - Welded Steel
5	1995	14	10	8,221	8,000	Lube Oil	H - Welded Steel
6	1976	12	8	4,510	4,500	Lube Oil	V - Welded Steel
7	1995	12	8	4,510	5,000	Lube Oil	H - Welded Steel
MI-3	1985	16	14.5	19,753	20,000	Oil Based Mud	V - Welded Steel
MI-4	1988	16	14.5	19,753	20,000	Oil Based Mud	V - Welded Steel
MI-5	1985	16	14.5	19,753	20,000	Oil Based Mud	V - Welded Steel
MI-6	1985	16	14.5	19,753	20,000	Oil Based Mud	V - Welded Steel
MI-7	1985	16	14.5	19,753	20,000	H2O Oil Based Mud	V - Welded Steel
MI-8	1985	16	14.5	19,753	20,000	H2O Oil Based Mud	V - Welded Steel
MI-9	1985	16	14.5	19,753	20,000	H2O Oil Based Mud	V - Welded Steel
MI-10	1985	16	14.5	19,753	20,000	H2O Oil Based Mud	V - Welded Steel
HOUSTON
PORT O’CONNOR #1
4	1983	16	8	6,013	6,000	Lube Oil	V - Welded Steel
5	1983	16	8	6,013	6,000	Lube Oil	V - Welded Steel
6	1983	24	5.5	4,263	4,200	Lube Oil	H - Welded Steel
7	1983	24	5.5	4,263	4,200	Lube Oil	H - Welded Steel
8	1983	20	10	11,744	12,000	Lube Oil	Welded Steel
9	1983	20	10	11,744	12,000	Lube Oil	Welded Steel
SABINE PASS
2	1985	15	10	8,808	9,000	Lube Oil	Welded Steel
3	1985	15	10	8,808	9,000	Lube Oil	Welded Steel
4	1985	15	10	8,808	9,000	Lube Oil	Welded Steel
6	1992	27	8	10,146	10,000	Lube Oil	Welded Steel
7	1992	27	8	10,146	10,000	Lube Oil	Welded Steel
8	1992	14	8	5,261	5,000	Lube Oil	Welded Steel

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